CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated February 17, 2006 in the Registration Statement of GAM Funds, Inc. (comprising, respectively, GAM Asia-Pacific Equity, GAMerica, GAM European Equity, GAM Gabelli Long/Short and GAM International Equity) (Form N-1A No. 811-4062).

ERNST & YOUNG LLP

New York, New York
April 26, 2006